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                         OBJECTIVE COMMUNICATIONS, INC.

                                AGENCY AGREEMENT


                                              As of January 25, 1999


Southeast Research Partners, Inc.
One State Street Plaza
New York, New York 10004

Gentlemen:

         Objective Communications, Inc., a Delaware corporation ("Company"), proposes to offer for sale in a private placement ("Offering") units ("Units") aggregating a minimum of $1,000,000 and a maximum of $2,850,000 of gross proceeds to the Company at a per-Unit offering price of $100,000. Each Unit consists of a $100,000 principal amount promissory note ("Note(s)") and 40,000 shares ("Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company. The Units and the Notes will have the terms and conditions reflected in the Confidential Term Sheet dated January 25, 1999 ("Term Sheet"). The Notes will be issued in the form attached as Exhibit A to the Term Sheet. The Term Sheet, together with all exhibits thereto, will be referred to herein as the "Offering Documents."

         The Units will be offered on a "best efforts, $1,000,000 minimum, $2,850,000 maximum" basis, in accordance with Section 4(2) and/or 3(b) of the Securities Act of 1933, as amended ("Securities Act"), and Rules 501-506 of Regulation D ("Reg D") promulgated thereunder, only to "accredited investors," as defined in Reg D. The minimum subscription amount will be $100,000, but you may accept subscriptions for amounts less than $100,000 in your discretion and with the Company's consent.

1.  Appointment of Placement Agent; The Offering Period.

    1.1 Appointment of Placement Agent. Southeast Research Partners, Inc. ("SERP" or "Placement Agent") is hereby appointed exclusive Placement Agent of the Company during the offering period herein specified for the sole purpose of assisting the Company in placing the Units with purchasers who are qualified accredited investors ("Subscribers"). The Placement Agent hereby accepts such agency and agrees to assist the Company in placing Units with the Subscribers. The Placement Agent's agency hereunder is not terminable by the Company except upon termination of the Offering or breach by the Placement Agent of its material obligations hereunder.

    1.2 Offering Period. The offering period ("Offering Period") shall commence on the day the Offering Documents are first made available to the Placement Agent by the Company and shall continue until February 12, 1999; provided, however, that the Offering Period may be extended until February 26, 1999 by the mutual decision of the Company and the Placement Agent without notice to any Subscriber (the last day of the Offering Period, as it may be extended, is hereinafter referred


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to as the "Termination Date"). If, at any time during the Offering Period, subscriptions for at least $1,000,000 of Units have been received and accepted and funds in payment therefor have cleared, (less any subscriptions (up to an aggregate of $175,000) that may be paid by conversion of outstanding indebtedness of the Company), then, upon the mutual consent of the Company and the Placement Agent, a closing ("Initial Closing") shall take place with respect to such accepted subscriptions and the Company shall continue the Offering until all of the Units are sold or the Termination Date, whichever occurs first. After the Initial Closing, subsequent closings of Units with respect to accepted subscriptions may take place at any time during the Offering Period (the Initial Closing and any subsequent closing each will be referred to herein as a "Closing"). If subscriptions for at least $1,000,000 of Units are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

    1.3 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents and of the subscription documents, including the forms of Subscription Agreement ("Subscription Agreement"), Confidential Purchaser Questionnaire and NASD Questionnaire to be executed by each purchaser for delivery to potential Subscribers and such other information, documents and instruments that the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

    1.4 Segregation of Funds. Each Subscriber for the Units shall tender to the Placement Agent a check payable to "Southeast Research Partners, Inc.--OCOM Special Account" in the amount of the investment subscribed for, which funds shall be held by the Placement Agent in a segregated non-interest-bearing bank account in accordance with Rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as set forth in the Offering Documents.

    1.5 No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering and that the Placement Agent is not obligated in any way to purchase or sell the Units offered hereby.

    1.6 Participation by Selected Dealers. The Placement Agent may engage other persons that are members of the National Association of Securities Dealers, Inc. ("NASD") or registered representatives of such members to assist the Placement Agent in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and the Placement Agent may allow such persons such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine.

2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and the Selected Dealers upon the execution of this Agreement and again at the Initial Closing and each subsequent Closing as follows:

    2.1 Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires



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such qualification, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Company's Annual Report on Form 10-KSB for its most recent fiscal year, as amended by Amendment No. 1 to the Form 10-KSB on Form 10-KSB/A (as so amended, the "10-KSB"), as filed with the Securities and Exchange Commission ("Commission"), and in the Company's subsequent reports filed with the Commission.

    2.2 Authorized Capital; Outstanding Securities. The Company is authorized to issue 32,500,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, 2,500,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which Preferred Stock 954,545 shares are designated Series B 5% Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). As of the date of this Agreement, 5,741,035 shares of Common Stock and 209,091 shares of Series B Preferred Stock are currently issued and outstanding. There are no other shares of Preferred Stock issued and outstanding. In addition, as of the date of this Agreement, 190,000 shares of Common Stock are reserved for issuance upon exercise of options granted to certain outside directors of the Company in August 1994 ("Director Options"), 338,000 shares of Common Stock are reserved for issuance upon exercise of options granted or to be granted under the Company's 1994 Stock Option Plan ( "1994 Plan"), 125,000 shares of Common Stock are reserved for issuance upon exercise of options granted to Barington Capital Group, L.P., 1,450,000 shares of Common Stock are reserved for issuance to directors, executive officers and key employees upon the exercise of options granted or to be granted under the Company's 1996 Stock Incentive Plan ("1996 Plan"), of which options to purchase 1,137,205 shares have been granted and are outstanding, 2,184,506 shares of Common Stock are reserved for issuance upon conversion of the Company's 5% Cumulative Convertible Debentures due 2003 ("5% Convertible Debentures") (two times the number of shares of Common Stock issuable upon conversion of the 5% Convertible Debentures at the time of issuance) and 259,114 shares are reserved for issuance upon the exercise of warrants to be issued upon the conversion of the 5% Convertible Debentures; 425,305 shares of Common Stock are reserved for issuance upon conversion of the Series B Preferred Stock and 52,273 shares are reserved for issuance upon exercise of outstanding warrants to purchase 52,273 shares of Common Stock at $2.75 per share related to the Series B Preferred Stock; 732,332 shares of Common Stock are reserved for issuance upon exercise of other outstanding warrants and options consisting of 290,625 shares issuable upon exercise of warrants exercisable at $3.30 per share issued to certain holders in a private placement in October, November and December of 1996; 426,707 shares issuable upon exercise of warrants exercisable at $4.00 per share issued to PVR as compensation and to certain investors in private placements in 1996; 15,000 warrants exercisable at $8.00 per share issued to a PVR investor in a PVR private placement; and 315,000 shares of Common Stock are reserved for issuance upon exercise of warrants issued to third party creditors of the Company.
SCHEDULE 2.2 sets forth a list of all of the options, warrants, convertible securities or other rights outstanding as of the date of this Agreement that require the Company to issue, or permit others to purchase or convert any securities into, shares of Common Stock or other securities of the Company. All of the outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. None of the holders of such outstanding securities are subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration.



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    2.3 Reservation of Shares. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon the exercise or conversion of all of the options, warrants and other convertible securities set forth on SCHEDULE 2.2.

    2.4 No Preemptive Rights; Registration Rights. Except as set forth on
SCHEDULE 2.4, there are no preemptive or other rights to subscribe for or purchase (other than pursuant to outstanding options and warrants listed on SCHEDULE 2.2), or any restriction upon the voting or transfer of, any shares of Common Stock or other securities of the Company, under the Certificate of Incorporation or By-Laws of the Company or under any agreement or other outstanding instrument to which the Company is a party or by which it is bound. Except for the registration rights granted to the holders of the securities listed on SCHEDULE 2.4 hereof and to the Subscribers in this Offering, no holder of any of the Company's securities has any rights, "demand," piggyback" or otherwise, to have such securities registered or to demand the filing of a registration statement. Except with respect to the registration rights provided to Subscribers in this Offering and the holders of the 5% Convertible Debentures, no holder of the Company's securities has any rights to have such securities registered by means of the registration statement contemplated by the letter of intent dated January 14, 1999 between the Company and SERP ("Letter of Intent") that will not be waived prior to the closing of the SERP Public Offering (as defined below).

    2.5 Financial Statements. The financial statements of the Company, including all related notes thereto included in its 10-KSB and Quarterly Report on Form 10-QSB for its most recent quarter, as filed with the Commission ("Financials"), fairly present, in all material respects, the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as any inconsistency may otherwise be indicated in such Financials, including the Notes thereto), subject, in the case of interim periods, to year-end adjustments and normal recurring accruals and to the extent that such Financials may not include footnotes or may be condensed or summary statements. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the latest balance sheet included in the Financials (the date of such balance sheet being referred to as the "Balance Sheet Date"), (ii) those incurred in the ordinary course of business since the Balance Sheet Date and
(iii) as set forth on SCHEDULE 2.5. SCHEDULE 2.5 also specifically sets forth as of the date of this Agreement all outstanding amounts due to or from any employees, officers, directors or stockholders of the Company, or to any of their respective affiliates, including, but not limited to, accrued and unpaid salaries and loans.

    2.6 No Material Adverse Changes. Since the Balance Sheet Date, and except as may otherwise be properly described in the Term Sheet or set forth on SCHEDULE 2.5, (i) the Company has not, except in the ordinary course of business, incurred any liability or obligation, primary or contingent, for borrowed money,
(ii) there has not been any material change in the capital stock (excluding option or warrant exercises), short-term debt or long-term debt of the Company,
(iii) the Company has not entered into any transaction not in the ordinary course of business (except as contemplated in this Agreement), (iv) the Company has not purchased any of its outstanding capital stock nor declared or paid any dividend or distribution of any kind on its capital stock (other than the accumulation of the cumulative annual dividends payable on the outstanding shares of Series B Preferred Stock and except for payments for fractional shares in connection with the Reverse Split (as hereinafter defined)), (v) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or (vi)



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there have not been any changes that, singly or in the aggregate, would have a
Material Adverse Effect, or any developments that the Company reasonably believes could result, singly or in the aggregate, in a prospective Material Adverse Effect on the Company, except in each case as described in or contemplated by the Term Sheet.

    2.7 Subsidiaries. The Company does not have any subsidiaries and has no interest in, shares of capital stock of or right to acquire an interest in or shares of capital stock of any other corporation, limited liability company, partnership or other entity.

    2.8 Taxes. The Company has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects. The Company has paid all taxes shown as due on such returns. Except as set forth on SCHEDULE 2.8, no deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for as required by generally accepted accounting principles. As used herein, "tax" or "taxes" includes all federal, state, local or foreign income, property, sales, excise, use, occupation, service, license, stamp, transfer, payroll, franchise, withholding, value added and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

    2.9 Finder's Fees. Except as set forth on SCHEDULE 2.9, the Company is not obligated, and it has not obligated the Placement Agent, to pay a finder's or consulting fee or similar charge or fee to anyone in connection with the introduction of the Company to the Placement Agent or the consummation of the Offering contemplated hereunder in the public offering of the Company's securities contemplated by the Letter of Intent ("SERP Public Offering"). Since January 13, 1998, and except as set forth on SCHEDULE 2.9 or contemplated by this Agreement, the Company has not paid, or become obligated to pay, any monies or other compensation or issued, or become obligated to issue, any securities to any member of the NASD, or to any affiliate or associate of such a member, or to any other person in consideration for such person raising funds for the Company or providing investment banking or consulting services to the Company.

    2.10 No Pending Actions. Except for the hearing requested with respect to the proposed delisting of the Company's Common Stock from Nasdaq, and except as set forth on SCHEDULE 2.10, there are no actions, suits, proceedings, claims or hearings of any kind or nature existing or pending (or, to the best knowledge of the Company, threatened) or, to the best knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or any state of facts that would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, that, singly or in the aggregate, might result in a Material Adverse Effect or materially adversely affect the transactions contemplated by, or the validity or enforceability of, this Agreement.

    2.11 Private Offering Exemption; Offering Documents. The Offering Documents conform in all material respects with the requirements of Section 4(2) of the Securities Act and Rules 501-506 of Reg D and with the requirements of all other applicable rules and regulations of the Commission currently in effect relating to "transactions not involving a public offering." Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Reg D, (ii) the offer and the sale of the Units by the Placement Agent were made in compliance with Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and (iii) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by the Company), the sale of Units in the Offering is exempt from registration under the Securities Act and is in compliance



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with Reg D. The Offering Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Notes and the Shares conform in all material respects to the descriptions thereof contained in the Offering Documents.

    2.12 Due Authorization. The Company has full right, power and authority to enter into this Agreement and the Subscription Agreements to issue the Notes and the Shares and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Subscription Agreements and the Notes and the Shares when executed and delivered will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Subscription Agreements and the Notes upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

    2.13 Non-Contravention; Consents. The Company's execution and delivery of this Agreement, the Subscription Agreements, the Notes and Shares and the incurrence of the obligations herein and therein, and the consummation of the transactions contemplated herein and therein, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Notes ("Conversion Shares") will not (i) conflict with the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with, or constitute a breach of, or a default under, any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound, except for such conflicts, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; (iii) violate any existing applicable statute, ordinance, law, rule or regulation, or any judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business (collectively, "Laws"), except where such violation(s), singly or in the aggregate, would not have a Material Adverse Effect; or (iv) have any effect on any certification, registration, permit, approval, consent, license or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect. No consent, Permit, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement and the Subscription Agreements (including the issuance of the Notes and Shares), except for such consents, Permits, authorizations, orders and filings as have been obtained or made and except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions and require the filing of a Form D with the Commission.

    2.14 Valid Issuances. The Notes and Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Subscription Agreements and this Agreement, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares, if issued and delivered in accordance with the terms of the Notes, will be duly and validly issued, fully paid and non-assessable.



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    2.15 No Right to Purchase. Except as set forth on SCHEDULE 2.15, the issuance of the Units in the Offering will not give any holder of any of the Company's outstanding shares of Common Stock, options, warrants or other convertible securities or rights to purchase securities of the Company (i) the right to purchase any additional shares of Common Stock or any other securities of the Company, or (ii) the right to purchase any securities at a reduced price.

    2.16 No Regulatory Problems. The Company (i) has not filed a registration statement that is the subject of any pending proceeding or examination under
Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder;
(iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. To the knowledge of the Company, none of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, a national securities exchange registered under Section 6 of the Exchange Act or a national securities association registered under Section 15A of the Exchange Act for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under
Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

    2.17 Material Contracts; No Defaults. SCHEDULE 2.17 hereto contains a true and complete list of all outstanding contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses (other than Intangibles, as hereinafter defined), arrangements or undertakings of any nature, written or oral, of the Company that (i) involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $150,000, (ii) have been filed by the Company with the Commission, or (iii) otherwise are material to the business or prospects of the Company, excluding all trade



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payables and purchase orders (collectively, "Contracts"). The Company has furnished the Placement Agent with true, correct and complete copies (or where oral, written descriptions) of all Contracts, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. Except as set forth on SCHEDULE 2.17, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder and, to the knowledge of the Company, no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. The defaults described on SCHEDULE 2.17 will not, singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there is no plan or intention of, or indication by, any contracting party to a Contract to cause termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company. The Company does not know of the occurrence of any event or the existence of any state of facts that with notice or the passage of time or both could reasonably be expected to cause it to be in default under any Contract.

    2.18 Conduct of Business; Compliance with Law. The Company has all Permits necessary to conduct its business and has been operating its business in compliance with all such Permits, except where the failure to have such Permits or noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance with all Laws, except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws. The disclosures set forth or incorporated by reference in the Offering Documents concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make such disclosures, in light of the circumstances in which they were made, not misleading.

    2.19 Title to Property; Insurance. The Company does not own any real property. Except as set forth in SCHEDULE 2.19, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, except for purchase money security interests and such as would not, singly or in the aggregate, have a Material Adverse Effect. The Company has insurance covering its properties against loss or damage by fire or other casualty and maintains insurance in commercially reasonable amounts and as required by Contracts.

    2.20 Intangibles. The Company owns or possesses the requisite licenses or other rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights, intellectual property rights and other rights (collectively, "Intangibles") used by the Company in its business or relating to products or services sold or currently proposed to be sold by the Company, and all such Intangibles are listed on SCHEDULE 2.20. Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened, and the Company has not received any notice of conflict with the asserted rights of others that challenges the exclusive rights of the Company with respect to, any Intangibles used in the conduct of its business. To the Company's knowledge, the Intangibles and the Company's current products, prototypes, services and processes do not infringe on any intangibles held by any third party. To the Company's knowledge, no others have infringed upon the Intangibles of the Company. The Company's business is not dependent upon any of its Intangibles and the loss of any of its Intangibles (other than the patents set forth on SCHEDULE 2.20



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that have been issued to the Company) would not, singly or in the aggregate, have a Material Adverse Effect.

    2.21 Public and Other Information. The Company has filed all reports required to be filed by it with the Commission ("SEC Reports") prior to the date hereof, and has delivered copies of such SEC Reports to the Placement Agent or its counsel in the form filed with the Commission. As of their respective dates, the SEC Reports did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing), and the Term Sheet does not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    2.22 Management Team. To the knowledge of the Company, the background and other information concerning the executive officers and directors of the Company previously furnished to the Placement Agent and each of such person's responses to the Directors' and Officers' Questionnaires are accurate in all material respects.

    2.23 Employee Matters. The Company is in compliance with all federal, state and local Laws respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. There are no pending charges, complaints or investigations involving the Company by any governmental agency responsible for the enforcement of employment Laws. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other labor relations board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity. No questions concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any. Except as set forth on Schedule 2.23, (i) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment other than payments, singly or in the aggregate, that would not have a Material Adverse Effect, and (ii) the Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or exit incentive program within the past five years or planned or announced same.

    2.24 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    2.25 The Company's board of directors has authorized the Reverse Split and there are no conditions to be met to effect the Reverse Split other than approvals of the stockholders and Board of Directors, and the filing of an amendment to the Certificate of Incorporation of the Company.

    2.26 The Company has provided the Placement Agent or its counsel with copies of all correspondence between the Company or its counsel and the Nasdaq Stock Market since January 1, 1998.

3. Representations and Warranties of the Placement Agent and Selected Dealers. The Placement Agent, and each Selected Dealer that the Placement Agent may from time to time appoint, by signing the Selected Dealer Agreement, severally represents and warrants as follows:

    3.1 Due Incorporation. Such Placement Agent or Selected Dealer is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the business of such Placement Agent or Selected Dealer.

    3.2 Broker/Dealer Registration. Such Placement Agent or Selected Dealer is registered as a broker-dealer under Section 15 of the Exchange Act.

    3.3 Good Standing. Such Placement Agent or Selected Dealer is a member in good standing of the NASD.

    3.4 Sale In Certain Jurisdictions. Sales of the Units by the Placement Agent or Selected Dealer will be made only in such jurisdictions in which (i) the Placement Agent or Selected Dealer is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the offering and sale of Units is registered under, or is exempt from, applicable registration requirements. Units will be sold only in those jurisdictions indicated in the Blue Sky survey prepared by Graubard Mollen & Miller ("GM&M") and in accordance with the limitations set forth therein.

    3.5 Compliance with Laws. Offers and sales of the Units by the Placement Agent or Selected Dealer will be made in compliance with the provisions of Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and the Placement Agent or Selected Dealer will furnish to each investor a copy of the Offering Documents prior to accepting any payments for Units.

    3.6 Selected Dealer Representations. The representations and warranties contained in the Selected Dealer Agreement are true and correct as to the Selected Dealer that executed such agreement.

4.  Closings.

    4.1 General. Each Closing shall take place at the offices of GM&M, 600 Third Avenue, New York, New York. At each Closing, payment for the Units issued and sold by the Company (by wire transfer to the account of the Company), less the amount deductible by the Placement Agent pursuant to Section 4.4 hereof, shall be made against delivery of the Notes and certificates representing the Shares included in the Units.

    4.2 Deliveries at Closing. At each Closing, and as a condition to each Closing, the Company shall deliver or cause to be delivered to the Placement
Agent:

        4.2.1 Opinion of Counsel. The opinion of Shaw, Pittman, Potts & Trowbridge, dated as of the date of each Closing, in form and substance reasonably acceptable to the Placement Agent and its counsel.

        4.2.2 Officer's Certificate. A certificate of the Company, signed by the chief executive officer and vice president, finance, of the Company, stating (i) that the representations and warranties contained in Section 2 hereof are true and accurate at each Closing as applied to the Company with the same effect as though expressly made at each Closing, (ii) that the Company has complied with all covenants and agreements required to be complied with as of each Closing and
(iii) there has been no Material Adverse Effect since the commencement of the Offering.

        4.2.3 Subscription Agreements. Subscription Agreements signed by the Company with each of the Subscribers.

        4.2.4 Notes and Certificates. The Notes and the certificates representing the Shares included in the Units being purchased at such Closing, duly executed by the Company.

        4.2.5 Consents. Consents of any parties required to consummate this Offering and the transactions contemplated thereby.

        4.2.6 Insider Agreements. Lock-up and Right of First Refusal Agreements, as contemplated by paragraphs (g) and (h) of the Letter of Intent, signed by each of the persons listed on Schedule 4.2.6.

        4.2.7 Resolutions. Resolutions of the board of directors of the Company, certified by the secretary of the Company, authorizing the Reverse Split, the Offering and the SERP Public Offering.

        4.2.8 Waivers of Registration Rights. Agreements signed by each holder of any of the Company's securities who has any rights, "demand," "piggyback" or otherwise, to have such securities registered or to demand the filling of a registration statement, agreeing to waive such registration rights with respect to the SERP Public Offering and for a period of 12 months after consummation of the SERP Public Offering.

        4.2.9 Bunker Agreement. An agreement signed by Jim Bunker to defer payment of any unpaid salary by the Company accrued as of the date hereof until the earlier of the termination or consummation of the SERP Public Offering.

        4.2.10 Waivers of Anti-Dilution Provisions. Agreements signed by holders of a sufficient number of securities effective to waive the application of any anti-dilution provisions that may be triggered by the issuance of securities in the Offering or the SERP Public Offering to purchase (i) additional shares of Common Stock or other securities of the Company, or (ii) any securities of the Company at a reduced price.

        4.2.11 Other Documents. Such other Closing documents (including waivers of contractual defaults) as shall be reasonably requested by the Placement Agent or GM&M.

    4.3 Conditions.

        4.3.1 Conditions to the Placement Agent's Obligations. The obligations of the Placement Agent under this Agreement shall be subject to the following conditions:

              (i) All representations and warranties of the Company set forth in this Agreement are true and accurate as of the date of each Closing with the same effect as though expressly made at each Closing;

              (ii) The Company has complied with all covenants and agreements required to be complied with as of the date of each Closing;

              (iii) Prior to the Initial Closing, the Company shall have obtained a release from the Other Agent (as defined in the Letter of Intent), on terms reasonably satisfactory to the Placement Agent, from any obligations to issue any securities or pay any commissions or other compensation to such Other Agent in excess of $10,000 payable at the Initial Closing, $40,000 payable upon successful consummation of the SERP Public Offering, and certain other compensation (including the issuance of warrants) if the Company consummates a private offering of securities after this Offering, which release shall contain the agreement of such Other Agent to return any or all of such compensation to the Company if and to the extent NASD Regulation, Inc. deems such compensation to be underwriter's compensation in connection with the SERP Public Offering;

              (iv) Prior to the Initial Closing, the Company shall have restructured its trade payables in a manner reasonably satisfactory to the Placement Agent;

              (v) Prior to the Initial Closing, the Company shall have obtained the agreement of the holders of the Series B Preferred Stock and outstanding 5% Convertible Debentures to convert such securities into Common Stock on terms reasonably satisfactory to the Placement Agent; and

              (vi) There shall be no action, lawsuit, administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement.

        4.3.2 Conditions to Company's Obligations. The obligations of the Company under this Agreement shall be subject to the conditions that:

              (i) The representations and warranties of the Placement Agent set forth in Sections 3.4 and 3.5 are true and accurate as of the date of each Closing with the same effect as though expressly made at each Closing; and

              (ii) There shall be no action, lawsuit, administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement.

    4.4 Placement Agent's Fees and Expenses. At each Closing, the Company shall pay to the Placement Agent a commission equal to 8% of the aggregate purchase price of the Units sold at such Closing. In order to reimburse the Placement Agent for its expenses incurred in connection with the Offering, at each Closing, the Company also shall pay to the Placement Agent a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units. At the Initial Closing, the Company shall (i) pay the fees and disbursements of GM&M referred to in Section 5.3 below in connection with the qualification of the Units and the underlying securities under the securities or Blue Sky laws of the states that the Placement Agent shall designate, and (ii) pay the Placement Agent the $25,000 payment of the non-accountable expense allowance as described in paragraph (b) of the Letter of Intent. All the foregoing amounts and any other expenses to be paid to the Placement Agent or others pursuant to Section 5.3 are payable at the Placement Agent's direction directly to the parties who are owed same by deduction from the aggregate purchase price of the Units sold.

5. Covenants. The Company covenants to the Placement Agent and each Selected Dealer and agrees that:

    5.1 Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the opinion of GM&M or the Company, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall as promptly as practicable prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to the Placement Agent.

    5.2 Use of Proceeds. The net proceeds of the Offering will be used for such purposes as may be reasonably acceptable to the Placement Agent and described in the Term Sheet and shall not be used to repay (i) any debt for borrowed money;
(ii) any obligations (including indebtedness both principal and any interest thereon for borrowed funds and unpaid salaries, fees or other compensation) owed to any officers, directors, Significant Stockholders (as hereinafter defined) of the Company or any of their respective family members or affiliates (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business) ("Related Party Obligations"); provided, however, that the Company may use the proceeds of this Offering to pay not more than $27,500 in Related Party Obligations. The term "Significant Stockholders" means those persons and entities that beneficially own at least two percent of the Company's Common Stock as of the date of the Initial Closing.

    5.3 Expenses of Offering. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred by it in connection with the Offering, including, but not limited to, the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and subscription documents and all amendments and supplements thereto (all in such quantities as the Placement Agent may reasonably require); preparing and printing stock certificates and Notes, the costs of any "due diligence" meetings held by the Company, the fees and disbursements of GM&M in connection with blue sky matters (which fees (excluding disbursements) are anticipated to be approximately $2,500), and transfer taxes, transfer and warrant agent and registrar fees. State exemption and blue sky filing fees will be paid by the Company as the same are due.

    5.4 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

    5.5 Capitalization. Except as otherwise contemplated by this Agreement, until the SERP Public Offering has been completed or terminated, the Company will not change its current capitalization or issue any shares of capital stock or any options, warrants or other securities convertible into or exchangeable for shares of Common Stock (except for changes resulting from the exercise of options or warrants outstanding on the date of this Agreement and the conversion of the Series B Preferred Stock and 5% Convertible Debentures outstanding on the date hereof (including accrued and unpaid dividends and interest thereon, if any) into Common Stock upon the consummation of the SERP Public Offering). The Company agrees to reserve sufficient number of Conversion Shares for issuance upon conversion of the Notes.

    5.6 Accuracy of Representations and Warranties. The Company hereby agrees that, prior to the Termination Date, it will not enter into any transaction or take any action, and will use its best efforts to prevent the occurrence of any event, that could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

    5.7 Right of First Refusal. For a period of three years from the Initial Closing, the Placement Agent shall have a right of first refusal to underwrite or place any public or private sale of debt or equity securities (excluding sales to employees) of the Company or any subsidiary or successor of the Company. If the Placement Agent fails to accept in writing any such proposal within ten (10) days after receipt of a written notice from the Company containing such proposal, then the Placement Agent shall have no claim or right with respect to any transaction ("Proposed Financing") described in any such notice, except that (i) the Placement Agent shall be afforded the opportunity to participate in the underwriting syndicate for the Proposed Financing at a level immediately below the managing underwriter(s) or at such other level below the managing underwriter(s) as the Placement Agent shall select, and (ii) the Placement Agent, in its discretion, shall be afforded the opportunity to purchase, as a member of the selling group for the Proposed Financing, the largest allocation provided to any member of the selling group. If, after the Placement Agent has failed to accept the proposal contained in any such notice, the terms of the Proposed Transaction are modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposal.

    5.8 Registration Rights. As additional consideration for this Agreement and the transactions contemplated hereby, and as set forth in each subscriber's Subscription Agreement, the Company agrees with the Placement Agent and will agree with each Subscriber to grant such Subscribers piggyback rights on all registration statements filed by the Company with the Commission and to register the Shares for resale under the Registration Statement filed in connection with the public offering contemplated by the Letter of Intent. All expenses of registration (exclusive of underwriting discounts and commissions and the other fees and expenses excluded in the Subscription Agreements) shall be borne by the Company.

    5.9 No Other Registrations. Prior to consummation of the SERP Public Offering, the Company shall not (i) file any registration statement or amendment to a registration statement with the Commission other than the registration statement to be filed in connection with the SERP Public Offering (or a registration statement with respect to options issued to outside directors) or
(ii) cause or permit any registration statement filed prior to the date of this Agreement but not yet declared effective to be declared effective by the Commission.

    5.10 Reverse Split. The Company shall take all necessary steps to effect a one-for-four reverse split of the Common Stock or such other split as shall be mutually agreed upon by the Company and the Placement Agent ("Reverse Split"). The Reverse Split shall be effected prior to the SERP Public Offering. In particular, the Company shall prepare a proxy statement for a special meeting of stockholders to approve the Reverse Split, file a preliminary proxy statement with the Commission no later than February 8, 1999 and send a proxy statement and notice of meeting to its stockholders calling for a special meeting of stockholders to be held no later than March 31, 1999. SERP shall be entitled to review and comment upon the preliminary proxy statement and all amendments thereto prior to the filing of such documents with the Commission.

    5.11 Nasdaq Listing. The Company shall take all necessary steps to cause the Shares issued in the Offering to be listed on the Nasdaq National Market.

    5.12 Insider Agreements. Prior to consummation of the SERP Public Offering, the Company will deliver to SERP Lock-up and Right of First Refusal Agreements, as contemplated by paragraphs (g) and (h) of the Letter of Intent, signed by the following persons to the extent not delivered prior to the Initial Closing pursuant to Section 4.2.6: (a) each person who will be an officer or director of the Company on the day that the registration statement for the SERP Public Offering is declared effective by the Commission ("Effective Date"), (b) all persons who were officers or directors of the Company on the date of this Agreement but will no longer hold such positions on the Effective Date, except for persons owning an aggregate of no more than 50,000 shares of Common Stock (without giving effect to the Reverse Split), and (c) each holder of outstanding shares of Series B Preferred Stock or outstanding 5% Convertible Debentures (collectively, "Insiders"), substantially in the form of those executed at the Initial Closing.

    5.13 Insider Loans. From and after the date of this Agreement and until the earlier of the termination or consummation of the SERP Public Offering, the Company will not make or forgive any loans to any of its officers or directors or any other persons or entities that beneficially own at least two percent of the Company's Common Stock as of the date of the Initial Closing ("Significant Stockholders") or any of their affiliates or guarantee or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers or directors or Significant Stockholders or any of their affiliates, contingently or otherwise, other than such guaranties existing as of the date hereof.

    5.14 Interest and Dividends. From and after the date of this Agreement and until the earlier of the termination or consummation of the SERP Public Offering, the Company shall not pay any cash dividends or make any interest payments in cash to the holders of any of its outstanding equity or debt securities.

    5.15 Additional Waivers. Prior to filing a registration statement in connection with the SERP Offering, the Company shall obtain waivers as may be requested by SERP of any default by the Company that may have occurred with respect to the Company's failure to register any of its securities on a registration statement filed with the Commission and/or to maintain the effectiveness of such registration statement.

6.  Indemnification and Contribution.

    6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent, the Selected Dealers and each person, if any, who controls the

Placement Agent or a Selected Dealer within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Units and underlying securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Documents, or
(iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent, the Selected Dealers and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent, the Selected Dealers or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent that is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (collectively, (i) and (ii) above are referred to as the "Non-Indemnity Events").

    6.2 Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

    6.3 Procedure. Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be selected by the indemnifying party and reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

    6.4 Contribution. If the indemnification provided for in this Section 6 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and the non-accountable expense allowance, but before deducting other expenses) received by the Company bear to the commissions and non-accountable expense allowance received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Placement Agent, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    6.5 Equitable Considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

    6.6 Attorneys' Fees. The amount payable by a party under this Section 6 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, reasonable fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

7. Termination. The Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Closing: (a) if the Company shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder; or (b) if, in the Placement Agent's opinion, there has occurred an event materially and adversely affecting the value of the Notes or the Shares.

8. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by confirmed facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to Southeast Research Partners, Inc., One State Street Plaza, New York, New York 10004,

Attention: Steven Levine, Vice President (Fax No. 212-509-5186); with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention:
David Alan Miller, Esq. (Fax No. 212-818-8881); if to the Company, to Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801,
Attention: Robert H. Emery, Vice President, Finance and Administration (Fax No. 603-334-2212); with a copy to Shaw, Pittman, Potts & Trowbridge, 1501 Farm Credit Drive, McLean, Virginia 22102, Attention: Ellen Canan Grady, Esq. (Fax No. 703-821-2397), or, in each case, to such other address as the parties may hereinafter designate by like notice.

9. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in
Section 6.1 and 6.2 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

10. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

11. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

12. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

14. Entire Agreement. This Agreement and the Letter of Intent contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement and/or in the Letter of Intent. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them. This Agreement does not supersede the Letter of Intent.

15. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

16. Law. This Agreement will be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company (i) agrees that any legal suit, action or



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proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding brought in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

17. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent, which are being made on the date hereof and, except as otherwise expressly provided in this Agreement, deemed to be made again as of the date of each Closing, shall survive execution of this Agreement and delivery of the Units and/or the termination of this Agreement prior thereto.

18. Amendment of Schedules. The parties acknowledge that the Company may amend or update the schedules hereto to reflect waivers and other agreements executed at or prior to the Initial Closing.

        If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                 Very truly yours,

                                 OBJECTIVE COMMUNICATIONS, INC.


                                 By:
                                    --------------------------------------------
                                    Robert H. Emery
                                    Vice President, Administration and Finance
AGREED:

SOUTHEAST RESEARCH PARTNERS, INC.


By:
   ---------------------------
   Steven Levine
   Vice President




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